EHIBIT 4.2


                              SETTLEMENT AGREEMENT

THIS  AGREEMENT  made  effective  the  31st  day  of  July,  2000

BETWEEN:          COAST  FALCON  RESOURCES  LTD.
                  ------------------------------
                  A  British  Columbia  Company
                  (the  "Company")


AND:              PEMCORP  MANAGEMENT  INC.
                  -------------------------
                  A British Columbia Company
                  (the  "Creditor")


WHEREAS:

A. As of the date of this Agreement, the Company owes the Creditor the sum of $80,250 for management consulting services for the thirty months ended July 31, 2000 (the "Debt");

B. The Creditor understands and acknowledges that the Company is experiencing financial difficulty and does not have the ability to pay the Debt and as a consequence has agreed to accept common shares of the Company having nominal value and a note in full settlement and satisfaction of the Debt.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the premises and the covenants contained herein the parties hereto agree as follows:

     1. For the purpose of this Agreement, "Settlement Date" means the date that is 5 business days after the date on which the Company receives approval from its shareholders to issue the "Settlement Shares" in partial settlement and satisfaction of the Debt in accordance with the terms of this Agreement.

     2. The Creditor hereby agrees to accept a promissory note in the amount of $21,400, substantially in the form attached hereto as Schedule A (the "Note"), and 1,471,250 non-assessable shares in the common stock of the Company, after the Company gives effect to a minimum ten (old shares) for one (new share) reverse split of its common stock (the "Reverse Split"), at a deemed price of $0.04 per share, post reverse split, (the "Settlement Shares"), in full settlement and satisfaction of the Debt.

     3. The Creditor hereby agrees and acknowledges that the number of shares of the Company issued in settlement of $58,850 of the Debt is arbitrary and was arrived at through negotiations, there is no active market for the shares of the Company and the Company has not represented to the Creditor that the Settlement Shares have or will ever have a realizable value equal to the face amount of the Debt or any realizable value whatsoever.


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     4.   Subject to the  issuance  and  receipt of the Note and the  Settlement
          Shares on the Settlement Date, the Creditor hereby forever releases and discharges the Company from the Debt.

     5. The consummation of the transaction contemplated hereby is subject the Company receives approval from its shareholders to issue the Settlement Shares and the Reverse Split. If such approval is not obtained and the Reverse Split is not made effective by September 15, 2000 this Agreement shall be terminated and have no further force or effect unless the parties hereto agree otherwise.

     6. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, successors and assigns.

     7.   Time is of the essence of this Agreement.

     8. This Agreement shall be construed in accordance with the laws of the province of British Columbia.

     9. The undersigned have the requisite authority to enter into this Agreement.

     10. This Agreement may be executed in as many counterparts as may be necessary and by facsimile, each of such counterparts so executed will be deemed to be an original and such counterparts together will constitute one and the same instrument and notwithstanding the date of execution will be deemed to bear the day and year first above written.

     11.  This Agreement represents the entire agreement between the parties.


   /s/  Vernon  Meyer
----------------------------
Vernon  Meyer,  Director
Coast Falcon Resources Ltd.




   /s/  Leonard  Petersen
----------------------------
Leonard Petersen, Director
Pemcorp  Management  Inc.


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                                  SCHEDULE  "A"

                                PROMISSORY  NOTE


As required by the Settlement Agreement made by and between the undersigned and Pemcorp Management Inc. ("PMI") effective July 31, 2000, the undersigned hereby promises to pay, on or after September ___, 2000 upon demand without interest, the sum of TWENTY ONE THOUSAND FOUR HUNDRED DOLLARS ($21,400.00) to PMI.


DATED  at  Vancouver,  B.C.  this  ____  day  of  September,  2000.


COAST  FALCON  RESOURCES  LTD.


As  per:

______________________________
Authorized  Signatory


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